Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-146171) of our report dated April 2, 2007 relating to the financial statements, which appears in Alseres Pharmaceuticals, Inc.’s (formerly known as Boston Life Sciences, Inc.) Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 17, 2008